EXHIBIT 5.1

December 15, 2025

Digital Brands Group, Inc.

1400 Lavaca Street

Austin, Texas 78701

Ladies and Gentlemen:

We have acted as counsel to Digital Brands Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 23, 2025 under the Securities Act of 1933, as amended (the “Securities Act”), for the registration for resale by the selling securityholders listed therein (the “Selling Stockholders”) of up to an aggregate amount of 1,721,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which Shares consist of up to:

(i)	285,714 Shares issued pursuant to that certain Exclusive Private Label Manufacturing Agreement, dated effective as of July 16, 2025, between the Company and a Selling Stockholder;

(ii)	857,143 Shares issued pursuant to that certain Exclusive Private Label Manufacturing Agreement, dated effective as of July 16, 2025, between the Company and a Selling Stockholder;

(iii)	11,373 Shares issued pursuant to that certain Marketing and Sponsorship Agreement, dated effective as of July 23, 2025, between the Company and a Selling Stockholder;

(iv)	24,477 Shares issued pursuant to that certain Marketing and Sponsorship Agreement, dated effective as of October 3, 2025, between the Company and a Selling Stockholder;

(v)	385,107 Shares issued pursuant to that certain Exclusive Private Label Manufacturing Agreement, dated effective as of November 19, 2025; and

(vi)	157,186 Shares pursuant to that certain Marketing and Sponsorship Agreement effective as of December 3, 2025, between the Company and a Selling Stockholder.

The Shares may be offered from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, and such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this opinion letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Shares have been duly and validly issued and are fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,